As filed with the Securities and                    Registration No. 333-
Exchange Commission on June 29, 2000
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                           REGISTRATION STATEMENT ON
                                   FORM S-8
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________


                       INTERNEURON PHARMACEUTICALS, INC.
                       --------------------------------
            (Exact name of registrant as specified in its charter)
                            ______________________

          Delaware                                 04-3047911
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
        Incorporation)
                            ______________________

                             One Ledgemont Center
                               99 Hayden Avenue
                              Lexington, MA 02421
                                (781) 861-8444
  (Address and telephone number of Registrant's principal executive offices)
                            ______________________

                            2000 STOCK OPTION PLAN
                           (Full Title of the Plan)
                            ______________________


Glenn L. Cooper, M.D.,                                     COPY TO:
President, Chairman of the Board                           Josef B. Volman, Esq.
and Chief Executive Officer                                Burns & Levinson LLP
One Ledgemont Center                                       125 Summer Street
99 Hayden Avenue                                           Boston, MA 02110
Lexington, MA 02421                                        (617) 345-3000
(781) 861-8444
(Name, address and telephone number of agent for service)
                            ______________________


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                              Proposed Maximum     Proposed Maximum
 Title of Securities     Amount to be         Offering Price       Aggregate Offering      Amount of
 to be Registered        Registered           Per Share            Price                   Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock,            2,500,000 (1)        $1.9375 (2)          $4,843,750              $1,278.75 (3)
$.001 Par Value
Per Share
-------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act") an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 2000 Stock Option Plan.

(2) Based on the average of the high and low sales price of the Common Stock as of June 28, 2000 and estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(3) For purposes of calculating the registration fee, the maximum offering price per share has been estimated at $1.9375 with respect to 2,500,000 shares of Common Stock to be registered at prices computed on the basis of fluctuating market prices pursuant to Rule 457(c) under the Securities Act.


                              __________________

                                    PART I


The document(s) containing information specified in this Part I of this Form S-8 Registration Statement (the "Registration Statement") has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. Such document(s) will not be filed with the Commission either as part of this Registration Statement or a prospectus or prospectus supplement pursuant to Rule 424.

                               EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8 and is intended to be used to register shares to be issued and sold pursuant to the Interneuron Pharmaceuticals, Inc. (the "Company") 2000 Stock Option Plan (the "2000 Plan").

The 2000 Plan covers a total of 2,500,000 shares of Company Common Stock $.001 par value per share, which may be issued pursuant to the 2000 Plan, subject to vesting and certain other conditions. The 2000 Plan was adopted by the Board of Directors on January 19, 2000 and approved by the stockholders of the Company on March 8, 2000. This Registration Statement on Form S-8 is being filed under the Securities Act to register the 2,500,000 shares of Common Stock reserved for issuance pursuant to the 2000 Plan.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission (File No. 0-18728) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, including any documents or portions thereof incorporated by reference therein and all amendments thereto;

2. The Company's definitive proxy statement dated January 28, 2000, except the Compensation Committee Report on executive compensation and the performance graph included in the proxy statement, filed pursuant to Section 14 of the Exchange Act;

3. The Company's Post-Effective Amendment No. 1 on Form S-8 filed on February 9, 2000;

4. The Company's Registration Statement on Form 8-A declared effective on March 8, 1990, as amended, registering the Company's Common Stock under the Exchange Act;

5. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1999, consisting of the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000; and

6. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of this offering, except the Compensation Committee Report on Executive Compensation and the performance graph included in the Proxy Statement filed pursuant to Section 14 of the Exchange Act.

        Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

        The Company will provide without charge to each person to whom this Registration Statement is delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Requests for such documents should be directed to the Company, 99 Hayden Avenue, Lexington, Massachusetts 02421,
Attention: Chief Financial Officer, telephone (781) 861-8444.

Item 6. Indemnification of Directors and Officers.

        The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law.

        Reference is hereby made to Section 145 of the Delaware General Corporation Law relating to the indemnification of officers and directors which
Section is hereby incorporated herein by reference.

        The Registrant also has Indemnification Agreements with its officers and directors and has director and officer liability insurance.

Item 8. Exhibits

Exhibits
--------

4.9       2000 Stock Option Plan. (1)
5.1       Opinion of Burns & Levinson LLP as to legality.
23.1      Consent PricewaterhouseCoopers LLP.
23.2      Consent of Burns and Levinson LLP (included in Exhibit 5.1).
24.1      Power of Attorney (included on page II-4).
_____________________
(1) Incorporated by reference to Exhibit No. 1 to the Company's Definitive Proxy Statement dated January 28, 2000.

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, County of Middlesex, Commonwealth of Massachusetts on the 28th day of June, 2000.


                                   INTERNEURON PHARMACEUTICALS, INC.

                                   By:

                                   /s/ Glenn L. Cooper, M.D.
                                   ---------------------------
                                   Glenn L. Cooper, M.D.
                                   President, Chairman of the Board of Directors and Chief Executive Officer


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Glenn L. Cooper, M.D., with full power to act alone, his true and lawful attorney-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Glenn L. Cooper, M.D        President, Chairman of the    June 28, 2000
-----------------------------   Board of Directors and Chief
Glenn L. Cooper, M.D.           Executive Officer


                                Director                      June 28, 2000
-----------------------------
Lindsay Rosenwald, M.D.

                                Director                      June 28, 2000
-----------------------------
Harry J. Gray

                                Director                      June 28, 2000
-----------------------------
Alexander M. Haig, Jr.

/s/ Malcolm Morville, Ph.D.     Director                      June 28, 2000
-----------------------------
Malcolm Morville, Ph.D.

/s/ Lee J. Schroeder            Director                      June 28, 2000
-----------------------------
Lee J. Schroeder

/s/ David B. Sharrock           Director                      June 28, 2000
-----------------------------
David B. Sharrock

/s/ Michael W. Rogers           Executive Vice President      June 28, 2000
-----------------------------   Treasurer and Chief
Michael W. Rogers               Financial Officer
                                (Principal Financial Officer)

/s/ Dale Ritter                 Senior Vice President,        June 28, 2000
-----------------------------   Finance
Dale Ritter                     (Principal Accounting Officer)

                                 Exhibit Index
                                 -------------


Exhibit No.      Description                                       Page No.
-----------      -----------                                       --------

4.9              2000 Stock Option Plan. (1)
5.1              Opinion of Burns & Levinson LLP as to legality.
23.1             Consent of PricewaterhouseCoopers LLP.
23.2             Consent of Burns & Levinson LLP (Included in
                 Exhibit 5.1).
24.1             Power of Attorney.                                II-4

_____________________
(1) Incorporated by reference to Exhibit No. 1 to the Company's Definitive Proxy Statement dated January 28, 2000.